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                                                                      EXHIBIT 21

                  SUBSIDIARIES AND AFFILIATES OF THE REGISTRANT
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                                                                                                     Percentage of
                                                                                                 voting securities
                                                                                                    owned directly
Name                                                        Jurisdiction of                          or indirectly
----                                                        Incorporation                                by Quaker
                                                            --------------                               ---------

*Quaker Chemical Corporation............................... Delaware, U.S.A                                   100%
+*Quaker Chemical Management Inc........................... Delaware, U.S.A.                                  100%
+SB Decking, Inc. (formerly Selby, Battersby & Co.)........ Delaware, U.S.A.                                  100%
*AC Products, Inc.......................................... California, U.S.A.                                100%
+*Quaker QP, Inc........................................... Pennsylvania, U.S.A                               100%
*Quaker Chemical Europe B.V................................ Holland                                           100%
*Quaker Chemical B.V....................................... Holland                                           100%
+*Quaker Chemical Holdings UK Limited...................... United Kingdom                                    100%
*Quaker Chemical Limited................................... United Kingdom                                    100%
*Quaker Chemical S.A....................................... France                                            100%
*Quaker Chemical, S.A...................................... Spain                                             100%
+*Quaker Denmark ApS....................................... Denmark                                           100%
*Quaker Chemical S.A....................................... Argentina                                         100%
+*Quaker Chemical Participacoes, Ltda...................... Brazil                                            100%
*Quaker Chemical Limited................................... Hong Kong                                         100%
*Q2 Technologies, LLC...................................... Nevada, U.S.A.                                     70%
*Quaker Chemical Industria e Comercio S.A.................. Brazil                                             60%
*Quaker Chemical Operacoes, Ltda........................... Brazil                                             60%
*Wuxi Quaker Chemical Co., Ltd............................. China                                              60%
*Quaker Chemical India Limited............................. India                                              55%
*Quaker Chemical (Australasia) Pty. Limited................ State of New South Wales, Australia                51%
**Quaker Park Associates, LP............................... Pennsylvania, U.S.A                                50%
**Nippon Quaker Chemical, Ltd.............................. Japan                                              50%
**Quaker Chemical South Africa (Pty.) Limited.............. Republic of South Africa                           50%
**Kelko Quaker Chemical, S.A............................... Venezuela                                          50%
**TecniQuimia Mexicana S.A. de C.V......................... Mexico                                             40%

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  +  A non-operating company.
  *  Included in the consolidated financial statements.

** Accounted for in the consolidated financial statements under the equity method.